As filed with the Securities and                   Registration No. 333-99597
Exchange Commission on October 8, 2002.         Registration No. 333-99597-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

     IRWIN FINANCIAL CORPORATION                      IFC CAPITAL TRUST VI
             (Exact Name of Co-Registrants as Specified in Charters)


              INDIANA                       35-1286807                       DELAWARE                         APPLIED FOR
  (State or Other Jurisdiction of        (I.R.S. Employer         (State or Other Jurisdiction of           (I.R.S. Employer
  Incorporation or Organization)      Identification Number)      Incorporation or Organization)         Identification Number)

                              500 WASHINGTON STREET
                               COLUMBUS, IN 47201
                                 (812) 376-1909

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Co-Registrants' Principal Executive Offices)

                                 ELLEN Z. MUFSON
                              VICE PRESIDENT-LEGAL
                              500 WASHINGTON STREET
                               COLUMBUS, IN 47201
                                 (812) 376-1909

           (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service for
                                Co-Registrants)

                                   Copies to:

      JENNIFER R. EVANS, ESQ.                        THOMAS C. ERB, ESQ.
     JENNIFER DURHAM KING, ESQ.                       TOM W. ZOOK, ESQ.
 VEDDER, PRICE, KAUFMAN & KAMMHOLZ              LEWIS, RICE & FINGERSH, L.C.
222 NORTH LASALLE STREET, SUITE 2600            500 N. BROADWAY, SUITE 2000
       CHICAGO, ILLINOIS 60601                ST. LOUIS, MISSOURI 63102-2147
           (312) 609-7500                              (314) 444-7600

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [__]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-99597 and 333-99597-01

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[__]

                         CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED           PROPOSED
                                                                AMOUNT            MAXIMUM            MAXIMUM           AMOUNT OF
                  TITLE OF EACH CLASS OF                         TO BE            OFFERING          AGGREGATE         REGISTRATION
               SECURITIES TO BE REGISTERED                    REGISTERED       PRICE PER UNIT     OFFERING PRICE         FEE(2)
               ---------------------------                    ----------       --------------     --------------         ------
8.70% Cumulative Trust Preferred Securities of IFC
   Capital Trust VI....................................       230,000(1)           $25.00           $5,750,000            $529
8.70% Junior Subordinated Debentures due 2032 of Irwin
   Financial Corporation(3)(4).........................
Guarantee of Preferred Securities (3)(5)...............

---------------------------
(1) Includes 30,000 of preferred securities which may be sold by the trust to cover over-allotments.
(2)      The registration fee is calculated in accordance with Rule 457(i) and
         (n).
(3) This Registration Statement is deemed to cover the 8.70% Junior Subordinated Debentures due 2032 of Irwin Financial Corporation, the rights of holders thereof under the Indenture, and the rights of holders of the preferred securities under the Trust Agreement, the Guarantee and the Expense Agreement entered into by Irwin Financial Corporation.
(4) The 8.70% Junior Subordinated Debentures due 2032 will be purchased by IFC Capital Trust VI with the proceeds of the sale of the preferred securities. Such securities may later be distributed for no additional consideration to the holders of the preferred securities upon dissolution of the trust and the distribution of its assets.
(5)      No separate consideration will be received for the Guarantee.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

================================================================================

          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO
                       GENERAL INSTRUCTION IV OF FORM S-3

         This registration statement is being filed with respect to the registration of (i) additional shares of 8.70% Cumulative Trust Preferred Securities of IFC Capital Trust VI, a Delaware statutory trust, (ii) additional 8.70% Junior Subordinated Debentures due 2032 of Irwin Financial Corporation, an Indiana corporation, and (iii) Irwin Financial Corporation's Guarantee of such Trust Preferred Securities, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to General Instruction IV of Form S-3. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the co-registrants' Registration Statement on Form S-3 (Registration Numbers 333-99597 and 333-99597-01), which became effective on October 7, 2002.

         The required consents and opinions are listed in the Exhibit Index and filed herewith.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

EXHIBIT
 NUMBER                              DESCRIPTION
-------  -----------------------------------------------------------------------

5.1      Opinion of Vedder, Price, Kaufman & Kammholz.
5.2      Opinion of Richards, Layton & Finger, P.A.
8.1      Opinion of Vedder, Price, Kaufman & Kammholz as to certain tax matters.
23.1     Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in opinions filed as Exhibits 5.1 and 8.1).
23.3 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).
24.1 Powers of Attorney (incorporated herein by reference to Exhibit 24.1 to Irwin Financial Corporation's and IFC Capital Trust VI's Registration Statement on Form S-3 (File Nos. 333-99597 and 333-99597-01) filed September 13, 2002).

--------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, IFC Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on October 8, 2002.

                                                IFC CAPITAL TRUST VI

                                                By:  IRWIN FINANCIAL CORPORATION
                                                     as Depositor

                                                By:  /s/ William I. Miller
                                                     ---------------------------
                                                     William I. Miller
                                                     Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, Irwin Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on October 8, 2002.

                                                IRWIN FINANCIAL CORPORATION

                                                By:  /s/ William I. Miller
                                                     ---------------------------
                                                     William I. Miller
                                                     Chairman of the Board

        Signature                     Title                           Date
        ---------                     -----                           ----

/s/ Sally A. Dean*
-------------------------
Sally A. Dean                       Director                     October 8, 2002

/s/ Gregory F. Ehlinger
-------------------------
Gregory F. Ehlinger        Senior Vice President and Chief       October 8, 2002
                             Financial Officer (Principal
                                 Financial Officer)

/s/ David W. Goodrich*
-------------------------
David W. Goodrich                   Director                     October 8, 2002

/s/ John T. Hackett*
-------------------------
John T. Hackett                     Director                     October 8, 2002

/s/ William H. Kling*
-------------------------
William H. Kling                    Director                     October 8, 2002

/s/ Brenda J. Lauderback*
-------------------------
Brenda J. Lauderback                Director                     October 8, 2002

/s/ John C. McGinty, Jr.*
-------------------------
John C. McGinty, Jr.                Director                     October 8, 2002

/s/ William I. Miller
-------------------------
William I. Miller          Director, Chairman of the Board       October 8, 2002
                             (Principal Executive Officer)

/s/ John A. Nash*
-------------------------
John A. Nash                    Director and President           October 8, 2002

/s/ Lance R. Odden*
-------------------------
Lance R. Odden                      Director                     October 8, 2002

-------------------------
Theodore M. Solso                   Director                     October 8, 2002

/s/ Jody A. Littrell
-------------------------
Jody A. Littrell             Vice President and Controller       October 8, 2002
                            (Principal Accounting Officer)

-------------------------
*       Filed pursuant to power of attorney

By:      /s/ William I. Miller
         -----------------------
         William I. Miller

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
 NUMBER                              DESCRIPTION
-------  -----------------------------------------------------------------------

5.1      Opinion of Vedder, Price, Kaufman & Kammholz.
5.2      Opinion of Richards, Layton & Finger, P.A.
8.1      Opinion of Vedder, Price, Kaufman & Kammholz as to certain tax matters.
23.1     Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in opinions filed as Exhibits 5.1 and 8.1).
23.3 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).
24.1 Powers of Attorney (incorporated herein by reference to Exhibit 24.1 to Irwin Financial Corporation's and IFC Capital Trust VI's Registration Statement on Form S-3 (File Nos. 333-99597 and 333-99597-01) filed September 13, 2002).